UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025 (February 3, 2025)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44043 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2025, at a meeting of the board of directors (the “Board”) of Aerkomm Inc. (the “Company”), the Board appointed Mr. Robert McGuire to become an independent member of the Board effectively immediately, to fill one of the vacancies recently created by the resignation of two of the Company’s independent directors, Mr. Colin Lim and Mr. Raymond Choy.

Robert McGuire, Director – Mr. McGuire has more than 35 years of experience as an international business manager in industrial companies and as an entrepreneur, having been based in Japan for much of his career. Mr. McGuire was the President of the Japan subsidiary of Lord Corporation, a global leader in specialty chemicals, from 2013 to 2018; the President of the China subsidiary of glass industry leader Owens Illinois from 2011 to 2013, where he managed more than 4,000 employees; the Vice-President and then President of Sekisui-Fuller, a joint venture in Japan and China between industrial adhesives leader HB Fuller and Sekisui Chemical, from 2005-2010; and before then served as the President of HB Fuller’s Japan subsidiary and in positions with Donaldson Company and Deere & Company. Following a successful career managing the Japan and China operations of industrial manufacturers, Mr. McGuire focused on establishing his own companies, including McGuire Specialty Chemical, which he founded in 2019 and where he is currently the President, and Solar Power Partners, which he founded in Japan in February 2018 and where he is currently the President, and in residential and hospitality real estate investments in Japan, the United States and Thailand.

Mr. McGuire earned his MBA from the University of Minnesota in 1994 and his B.A. in International Management from Gustavus Adolphus College in 1987. Mr. McGuire is fluent in speaking, reading and writing Japanese and has a working knowledge of Mandarin.

There are no arrangements or understandings between Mr. McGuire and any other persons pursuant to which he was elected as a director. There is no family relationship that exists between Mr. McGuire and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. McGuire and the Company, that would require disclosure under Item 404(a) of Regulation S-K.

Also at this Board meeting, the Board took the following additional actions:

•	Appointed Mr. McGuire as a member of, and Chairman of, the Company’s Compensation Committee (this position formerly held by Mr. Colin Lim);
•	Appointed Louis Giordimaina as the interim Chairman of the Board; (this position formerly held by Mr. Jeffrey Wun) and
•	Appointed Richmon Akumiah as Chairman of the Company’s Audit Committee (this position formerly held by Mr. Raymond Choy)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2025	AERKOMM INC.

/s/ Louis Giordimaina
	Name:	Louis Giordimaina
	Title:	Chief Executive Officer